Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2022 Results

Date: May 5, 2022

Net Sales Increased 25% to $111.4 Million; Net Income Increased 149% to $6.0 Million; Adjusted EBITDA Increased 2% to $22.5 Million

Innovative Eco-focused Card and SaaS-based Instant Issuance Solutions Drive First Quarter Sales Growth

Company Continues to Experience Strong Customer Demand; Updates 2022 Expectations to Reflect Higher Sales Outlook

Littleton, CO. May 5, 2022 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the first quarter ended March 31, 2022 and updated its financial outlook for 2022.

First quarter net sales increased 25% to $111.4 million, a record sales quarter for the Company since it became public in 2015. Growth was led by the Debit and Credit segment, which benefitted from strong performance from sales of contactless cards and instant issuance solutions. Net income increased 149% to $6.0 million, primarily due to debt refinancing costs incurred in the prior year first quarter, and Adjusted EBITDA increased 2% to $22.5 million, driven by sales growth and operating leverage, with offsets from inflationary impacts on materials and labor and higher SG&A expenses.

“Our first quarter results reflect continued strong customer demand for our high-quality and innovative payment solutions,” said Scott Scheirman, President and Chief Executive Officer of CPI. “We generated particularly strong growth from differentiated products and services such as our eco-focused cards and Card@Once® instant issuance solutions.”

Scheirman added, “We are pleased with the first quarter sales performance and are confident in our full-year outlook, as we continue to navigate the challenging inflation and supply-chain environment and pursue initiatives to improve profitability.”

The Company now expects low double-digit net sales growth and mid-to-high single-digit Adjusted EBITDA growth for the 2022 full year. This represents an increase from the prior outlook of mid-single digit net sales and Adjusted EBITDA growth. The full-year Adjusted EBITDA margin is now expected to be slightly below 20%, reflecting inflationary pressures on materials and labor costs. The Company expects strong sales growth in its Debit and Credit segment for the year and Prepaid Debit segment sales slightly below the record level in 2021.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and FinTechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

The Company expects long-term market growth to be aided by the gradual transition to higher-priced contactless cards, including eco-focused cards, as well as continued financial payment card growth. Visa and Mastercard U.S. credit, debit and prepaid cards in circulation have increased at a compound annual growth rate of 8% over the three-year period ended December 31, 2021, based on figures released by the networks.

First Quarter 2022 Business Highlights

●	Generated incremental net sales from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	Continued to be a leading provider of eco-focused payment card solutions in the U.S. Through the end of the first quarter of 2022, the Company has sold more than 60 million eco-focused cards since launch in late 2019.
●	Experienced ongoing high demand for Card@Once® Software-as-a-Service-based instant issuance solutions. The Company has more than 13,000 Card@Once® installations across more than 1,800 financial institutions in the U.S.
●	Reduced long-term debt in the first quarter of 2022 by redeeming $20 million of 8.625% senior secured notes. The Company’s Net Leverage Ratio was approximately 4x at March 31, 2022.

First Quarter 2022 Financial Highlights

Net sales increased 25% year-over-year to $111.4 million in the first quarter of 2022.

●	Debit and Credit segment net sales increased 32% to $92.0 million. Growth was primarily driven by increased sales of higher-priced contactless cards, including eco-focused cards; Card@Once® instant issuance solutions; and personalization services related to contactless cards.
●	Prepaid Debit segment net sales were flat at $19.5 million. Prior year sales benefitted from the onboarding of new customer portfolios.

First quarter gross profit increased 10% to $39.3 million and gross profit margin was 35.3%, which compared to 40.1% in the prior year first quarter. The year-over-year decrease in gross profit margin was primarily due to increased material and labor costs, partially offset by increased operating leverage from higher net sales. First quarter gross profit margin increased from the fourth quarter 2021 level of 33.2% due to operating leverage from higher sales.

Year-over-year, income from operations increased 1% to $18.0 million; net income increased 149% to $6.0 million, or $0.51 diluted earnings per share; and Adjusted EBITDA increased 2% to $22.5 million.

Operating income, net income and Adjusted EBITDA growth benefitted from higher net sales and the resulting operating leverage, partially offset by increased materials and labor costs and higher SG&A expenses, including increased compensation expenses and costs related to Sarbanes-Oxley initiatives. The substantial increase in net income was due to significant debt refinancing costs incurred in the 2021 first quarter.

Balance Sheet, Liquidity, and Cash Flow

As of March 31, 2022, cash and cash equivalents was $12.1 million. Cash from operating activities in the first quarter of 2022 was a usage of $16.0 million and capital expenditures were $3.2 million, yielding Free Cash Flow usage of $19.1 million, compared to a $2.4 million usage in the first quarter of 2021. The Company anticipated significant working capital usage in the first quarter of 2022, which was primarily driven by a $13 million increase in inventories to support future growth and a $10 million increase in accounts receivables as a result of higher sales, and expects improved Free Cash Flow for the remainder of the year.

The Company had $290 million of 8.625% senior secured notes due 2026 and $30 million of borrowings from its ABL revolving credit facility outstanding at quarter-end. The revolving credit facility proceeds were utilized to fund the $20 million notes redemption, at a redemption price equal to 103% of par value plus accrued and unpaid interest, and temporary working capital needs.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and return funds to stockholders.

“Strong sales growth helped us deliver margin improvement from last year’s fourth quarter levels, as expected,” said Amintore Schenkel, Chief Financial Officer. “We remain focused on implementing profitability initiatives, including price increases; supporting business growth; and generating strong cash flow, as well as further reducing net leverage.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on May 5, 2022 at 9:00 a.m. Eastern Time (ET) to review its first quarter 2022 results. To participate in the Company's conference call via telephone or online:

Toll-Free Dial-In Number, U.S. Participants: (833) 420-0402

International Dial-In Number: (236) 714-4289

Conference ID: 3979407

Webcast Link: 1Q22 Webcast Link

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until May 19, 2022 at:

US dial-in number (Toll Free): (800) 585-8367

US dial-in number: (Local): (416) 621-4642

Conference ID: 3979407

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2022

We have provided Adjusted EBITDA and Adjusted EBITDA Margin expectations for 2022 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities and our guidance for full-year 2022 results, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting or remediate material weaknesses; our inability to recruit, retain and develop qualified personnel, including key personnel; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine war, or labor pool resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending and ongoing or accelerating inflationary pressure; our failure to retain our existing customers or identify and attract new customers; system security risks, data protection breaches and cyber-attacks; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; our limited ability to raise capital in the future; problems in production quality, materials and process; our inability to develop, introduce and commercialize new products; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations, including climate change regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”)

on March 8, 2022, in Part ii, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2022 filed with the SEC on May 5, 2022, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months ended March 31, 2022 and 2021

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2022 and December 31, 2021

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2022 and 2021

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2022 and 2021

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2022 and 2021

EXHIBIT A

CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended March 31,
	2022	2021
Net sales:
Products	$68,316	$47,013
Services	43,108	42,079
Total net sales	111,424	89,092
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	43,094	27,287
Services (exclusive of depreciation and amortization shown below)	26,857	23,668
Depreciation and amortization	2,195	2,416
Total cost of sales	72,146	53,371
Gross profit	39,278	35,721
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	19,882	16,146
Depreciation and amortization	1,415	1,806
Total operating expenses	21,297	17,952
Income from operations	17,981	17,769
Other expense, net:
Interest, net	(7,865)	(8,976)
Other income (expense), net	(1)	25
Loss on debt extinguishment	(395)	(5,048)
Total other expense, net	(8,261)	(13,999)
Income before income taxes	9,720	3,770
Income tax expense	(3,718)	(1,360)
Net income	$6,002	$2,410

Basic and diluted earnings per share:
Basic earnings per share:	$0.53	$0.21
Diluted earnings per share:	$0.51	$0.21

Basic weighted-average shares outstanding:	11,255,466	11,230,482
Diluted weighted-average shares outstanding:	11,717,849	11,639,015

Comprehensive income:
Net income	$6,002	$2,410
Total comprehensive income	$6,002	$2,410

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	March 31,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$12,136	$20,683
Accounts receivable, net of allowances of $162 and $86, respectively	71,177	60,953
Inventories	70,516	58,009
Prepaid expenses and other current assets	6,166	5,522
Income taxes receivable	—	534
Total current assets	159,995	145,701
Plant, equipment and leasehold improvements and operating lease right-of-use assets, net	49,963	47,251
Intangible assets, net	20,887	21,854
Goodwill	47,150	47,150
Other assets	7,740	6,184
Total assets	$285,735	$268,140

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$30,384	$26,443
Accrued expenses	29,672	37,150
Deferred revenue and customer deposits	498	1,182
Total current liabilities	60,554	64,775
Long-term debt	314,388	303,626
Deferred income taxes	5,895	5,253
Other long-term liabilities	18,955	15,506
Total liabilities	399,792	389,160
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,255,466 shares issued and outstanding at March 31, 2022 and December 31, 2021	11	11
Capital deficiency	(109,821)	(110,782)
Accumulated loss	(4,247)	(10,249)
Total stockholders’ deficit	(114,057)	(121,020)
Total liabilities and stockholders’ deficit	$285,735	$268,140

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$6,002	$2,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,610	4,222
Stock-based compensation expense	961	51
Amortization of debt issuance costs and debt discount	486	887
Loss on debt extinguishment	395	5,048
Deferred income taxes	642	(177)
Other, net	768	200
Changes in operating assets and liabilities:
Accounts receivable	(10,300)	(5,884)
Inventories	(12,579)	(8,885)
Prepaid expenses and other assets	(2,057)	107
Income taxes, net	932	1,359
Accounts payable	4,173	3,705
Accrued expenses	(8,840)	(2,790)
Deferred revenue and customer deposits	(684)	(556)
Other liabilities	530	447
Cash (used in) provided by operating activities	(15,961)	144
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(3,154)	(2,524)
Other	5	155
Cash used in investing activities	(3,149)	(2,369)
Financing activities
Principal payments on First Lien Term loan	—	(312,500)
Principal payments on Senior Credit Facility	—	(30,000)
Principal payments on Senior Notes	(20,000)	—
Proceeds from Senior Notes	—	310,000
Proceeds from ABL Revolver, net of discount	30,000	14,750
Debt issuance costs	(262)	(9,452)
Payments on debt extinguishment and other	(600)	(2,685)
Proceeds from finance lease financing	2,074	—
Payments on finance lease obligations	(649)	(610)
Cash provided by (used in) financing activities	10,563	(30,497)
Effect of exchange rates on cash	—	3
Net decrease in cash and cash equivalents	(8,547)	(32,719)
Cash and cash equivalents, beginning of period	20,683	57,603
Cash and cash equivalents, end of period	$12,136	$24,884
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$13,553	$8,382
Income taxes paid	$94	$1
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$816	$432
Financing leases	$3,541	$526
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$2,293	$256

					EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2022 and March 31, 2021
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$92,015	$69,817	$22,198	31.8%
Prepaid Debit	19,461	19,458	3	0.0%
Eliminations	(52)	(183)	131	* %
Total	$111,424	$89,092	$22,332	25.1%
* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$32,230	35.0%	$27,549	39.5%	$4,681	17.0%
Prepaid Debit	7,048	36.2%	8,172	42.0%	(1,124)	(13.8)%
Total	$39,278	35.3%	$35,721	40.1%	$3,557	10.0%

Income from Operations
	Three Months Ended March 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$24,110	26.2%	$20,154	28.9%	$3,956	19.6%
Prepaid Debit	5,968	30.7%	7,018	36.1%	(1,050)	(15.0)%
Other	(12,097)	* %	(9,403)	* %	(2,694)	28.7%
Total	$17,981	16.1%	$17,769	19.9%	$212	1.2%

EBITDA
	Three Months Ended March 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$26,094	28.4%	$22,400	32.1%	$3,694	16.5%
Prepaid Debit	6,564	33.7%	7,573	38.9%	(1,009)	(13.3)%
Other	(11,463)	* %	(13,005)	* %	1,542	(11.9)%
Total	$21,195	19.0%	$16,968	19.0%	$4,227	24.9%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended March 31, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$24,110	$5,968	$(12,097)	$17,981
Depreciation and amortization	1,980	598	1,032	3,610
Other income (expenses)	4	(2)	(398)	(396)
EBITDA	$26,094	$6,564	$(11,463)	$21,195

	Three Months Ended March 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,154	$7,018	$(9,403)	$17,769
Depreciation and amortization	2,237	539	1,446	4,222
Other income (expenses)	9	16	(5,048)	(5,023)
EBITDA	$22,400	$7,573	$(13,005)	$16,968

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$6,002	$2,410
Interest expense, net	7,865	8,976
Income tax expense	3,718	1,360
Depreciation and amortization	3,610	4,222
EBITDA	$21,195	$16,968

Adjustments to EBITDA:
Stock-based compensation expense	961	51
Sales tax benefit (1)	(12)	(80)
Severance and other charges (2)	—	121
Loss on debt extinguishment (3)	395	5,048
Foreign currency gain	—	(25)
Subtotal of adjustments to EBITDA	1,344	5,115
Adjusted EBITDA	$22,539	$22,083
Net income margin (% of Net Sales)	5.4%	2.7%
Net income growth (% Change 2022 vs. 2021)	149.0%
Adjusted EBITDA margin (% of Net Sales)	20.2%	24.8%
Adjusted EBITDA growth (% Change 2022 vs. 2021)	2.1%

	Three Months Ended March 31,
	2022	2021
Free Cash Flow:
Cash (used in) provided by operating activities	$(15,961)	$144
Capital expenditures for plant, equipment and leasehold improvements	(3,154)	(2,524)
Free Cash Flow	$(19,115)	$(2,380)

(1)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The 2021 amount primarily relates to executive severance charges.
(3)	The company redeemed a portion of the Senior Notes in the first quarter of 2022 and expensed the associated portion of the unamortized deferred financing costs. Additionally, the Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount.

	Last Twelve Months Ended
	March 31,	December 31,
	2022	2021
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA
Net income	$19,533	$15,941
Interest expense, net	29,497	30,608
Income tax expense	10,239	7,881
Depreciation and amortization	14,486	15,098
EBITDA	$73,755	$69,528

Adjustments to EBITDA:
Stock-based compensation expense	2,160	1,250
Sales tax benefit (1)	(546)	(614)
Severance and other charges (2)	1,129	1,250
Loss on debt extinguishment (3)	395	5,048
Foreign currency (gain) loss	10	(15)
Subtotal of adjustments to EBITDA	$3,148	$6,919
LTM Adjusted EBITDA	$76,903	$76,447

	As of
	March 31,	December 31,
	2022	2021
Calculation of Net Leverage Ratio:
Debt principal outstanding	$320,000	$310,000
Finance lease obligations	7,822	4,925
Total Debt	327,822	314,925
Less: Cash and cash equivalents	(12,136)	(20,683)
Total Net Debt (a)	$315,686	$294,242
LTM Adjusted EBITDA (b)	$76,903	$76,447
Net Leverage Ratio (a)/(b)	4.1	3.8